Rocket Fuel Reports Financial Results for the Fourth Quarter and Full Year 2015

Full Year Revenue Grew 13% and Non-GAAP Net Revenue Grew 16%
Year over Year
Positive Adjusted EBITDA for the Fourth Quarter and Full Year

Rex Jackson to Join the Company as Chief Financial Officer

REDWOOD CITY, California - February 24, 2016 - Rocket Fuel Inc. (NASDAQ: FUEL), a leading Programmatic Marketing Platform provider, today announced financial results for the fourth quarter and fiscal year ended December 31, 2015. Rocket Fuel posted 13% growth in annual revenue and 16% growth in annual non-GAAP net revenue over 2014, plus positive non-GAAP adjusted EBITDA of $8.9 million in the fourth quarter, and $0.1 million for the full year 2015.
“Rocket Fuel’s fourth quarter results are evidence of our commitment to a new operating philosophy shaped by executional rigor. We exceeded guidance on both the top and bottom-line, and achieved Adjusted EBITDA profitability for the year, an important goal that we laid out in early 2015. We are attracting world class talent who recognize the potential of Rocket Fuel, and the strength of our Moment ScoringTM technology across devices and channels is a strategic advantage that presents many opportunities for profitable growth,” said Randy Wootton, Chief Executive Officer.

In a separate press release today, Rocket Fuel announced that Rex Jackson will join the Company as its Chief Financial Officer, effective March 16, 2016. Mr. Jackson brings significant public company experience, most recently as Chief Financial Officer of JDSU.

Financial Highlights for the Fourth Quarter of 2015
Revenue of $125.4 million increased 12% over the third quarter of 2015 and declined 10% compared to $139.5 million for the fourth quarter of 2014. Revenue derived from the delivery of digital advertising to mobile, social, and video channels collectively was $46.9 million in the fourth quarter of 2015.
Non-GAAP net revenue of $74.7 million exceeded prior guidance of $68 million to $72 million. Non-GAAP net revenue increased 10% over the third quarter of 2015 and declined 3% compared to $76.7 million for the fourth quarter of 2014.
Net loss decreased to $(12.7) million, or $(0.29) per diluted share, compared to a net loss of $(20.5) million, or $(0.49) per diluted share for the fourth quarter of 2014.
Non-GAAP adjusted net income (loss) for the quarter decreased to $(1.8) million, or $(0.04) per diluted share, compared to $(7.4) million, or $(0.18) per diluted share, for the fourth quarter of 2014.
Non-GAAP adjusted EBITDA of $8.9 million exceeded prior guidance of $3 million to $7 million, and compares to $2.8 million in the fourth quarter of 2014.
Cash and cash equivalents were $78.6 million as of December 31, 2015.

Active customer count was 1,666, up from 1,636 in the fourth quarter of 2014.
Employee headcount was 954 as of December 31, 2015.
Financial Highlights for the Fiscal Year ended December 31, 2015
Revenue of $461.6 million increased 13% compared to $408.6 million for the year ended December 31, 2014. Revenue derived from the delivery of digital advertising to mobile, social, and video channels collectively was $168.3 million for the year.
Non-GAAP net revenue of $272.5 million increased 16% compared to $235.2 million for the year ended December 31, 2014.
Net loss was $(210.5) million, or $(4.95) per diluted share, inclusive of an aggregate $124.9 million in restructuring and impairment charges, compared to a net loss of $(64.3) million, or $(1.74) per diluted share for the year ended December 31, 2014.
Non-GAAP adjusted net income (loss) for the year was $(41.1) million, or $(0.97) per diluted share, compared to $(24.1) million, or $(0.65) per diluted share, for the year ended December 31, 2014.
Non-GAAP adjusted EBITDA was $0.1 million compared to $(1.0) million for the year ended December 31, 2014.
Financial Outlook for the First Quarter of 2016

For the first quarter of 2016, the Company expects a typical seasonal decline in activity, and thus anticipates:

- Non-GAAP net revenue in the range of $53 million to $56 million,
- Non-GAAP adjusted EBITDA of a loss of $(11) million to $(14) million.
In addition to continuing to increase quarterly net revenue and Adjusted EBITDA, consistent with our typical quarterly seasonal patterns, Rocket Fuel's financial goals for 2016 include driving toward free cash flow positive for the full year.

Conference Call and Webcast Information
The Rocket Fuel fourth quarter and fiscal year 2015 teleconference and webcast is scheduled to begin at 2:00 PM Pacific Time on Wednesday, February 24, 2016. To participate on the live call, analysts and investors should dial 1-888-378-0320, or outside the U.S. 719-325-2281, at least ten minutes prior to the call. Rocket Fuel will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of its website at www.rocketfuel.com
Use of Non-GAAP Measures

This press release includes information relating to non-GAAP net revenue, non-GAAP adjusted EBITDA, non-GAAP adjusted net income (loss) and non-GAAP adjusted operating expenses (which we refer to as “cash costs”), which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures have been included in this press release, or discussed on our teleconference and webcast, because they are measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.

We define non-GAAP net revenue as GAAP revenue less media costs. Media costs consist of costs for advertising impressions we purchase from real-time advertising exchanges or other third parties. A limitation of non-GAAP net revenue is that it is a measure designed for internal purposes that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that have similar business arrangements but present the impact of media costs differently. Our management compensates for this limitation by also considering the comparable GAAP financial measures of revenue, media costs and other cost of revenue.
We define non-GAAP adjusted EBITDA as GAAP net income (loss) before interest expense, other income (expense), net, income tax provision (benefit), depreciation and amortization expense, stock-based compensation expense and related payroll taxes, acquisition and restructuring related expenses, and impairment charges. Non-GAAP adjusted EBITDA has a number of limitations, including the following: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and non-GAAP adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; non-GAAP adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; non-GAAP adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation; non-GAAP adjusted EBITDA does not reflect acquisition and restructuring related expenses, tax and interest expenses that may represent payments reducing the cash available to us; and other companies, including those in our industry, may calculate non-GAAP adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, our management considers non-GAAP adjusted EBITDA alongside other financial performance measures, including cash flow metrics, net income (loss) and our other GAAP results.
We define non-GAAP adjusted net income (loss) as GAAP net income (loss) excluding stock-based compensation expense, amortization of intangible assets, impairment charges, acquisition and restructuring related expenses and the estimated tax impact of the foregoing items. A limitation of non-GAAP adjusted net income (loss) is that it is a measure that may be unique to Rocket Fuel and may not enhance the comparability of Rocket Fuel’s results to other companies in the same industry that define adjusted net income (loss) differently. This measure may also exclude expenses that may have a material impact on Rocket Fuel’s reported financial results. Our management compensates for these limitations by also considering the comparable GAAP financial measure of net income (loss).
We define non-GAAP adjusted operating expenses (which we refer to as “cash costs”) as GAAP total costs and expenses and adjusted for media costs, depreciation and amortization expense, impairment charges, stock-based compensation expense and related payroll taxes, and acquisition and restructuring related expense. Non-GAAP adjusted operating expenses has a number of limitations, including the following: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and this measure does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; non-GAAP adjusted operating expenses does not reflect changes in, or cash requirements for, our working capital needs; non-GAAP adjusted operating expenses does not consider the potentially dilutive impact of equity-based compensation; non-GAAP adjusted operating expenses does not reflect acquisition and restructuring related expenses, tax and interest expenses that may represent payments reducing the cash available to us; and other companies, including those in our industry, may calculate non-GAAP adjusted operating expenses differently, which reduces its usefulness as a comparative measure. Because of these limitations, our management considers non-GAAP adjusted operating expenses alongside other financial performance measures, including total expenses, operating cash flow and our other GAAP results.
For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation from GAAP Revenue to Non-GAAP Net Revenue,” “Reconciliation from GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA,” “Reconciliation from GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)” and “Reconciliation from GAAP Total Cost and Expenses to Non-GAAP Adjusted Operating Expenses ('Cash Costs')" included in this press release.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP.

Cautions Regarding Forward-Looking Statements

This press release and the webcast of the same date contain “forward-looking statements” regarding future events and our future financial performance, including but not limited to: expected progress towards profitable revenue growth; the anticipated positive impact of our sales and service restructuring and lower cost sales activities, our new executive hires, and our new go to market approach and sales strategy; our ability to expand customer relationships and increase revenue from direct customers; expectations regarding our strategic imperatives and other business initiatives including but not limited to our ability to grow our brand, direct response, and platform businesses; the value of our integrated DMP and DSP platform, the desired integration of brand and direct response campaigns, and the importance of programmatic TV; our ability to identify and capitalize on market trends; our technology advantage; our expectations for margins going forward; expectations regarding capital and general cash spending and cash balances; the expected financial strength provided by our cash position; and expectations for first quarter non-GAAP net revenue and non-GAAP adjusted EBITDA, and financial goals for fiscal year 2016. Words such as “expect,” “believe,” “intend,” “plan,” “goal”, “focus” and other similar words are also intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation: our limited operating history, particularly as a relatively new public company; fluctuations in our operating results, including but not limited to fluctuations due to seasonality; our history of losses; failure to achieve expected synergies and efficiencies of operations between Rocket Fuel and [x+1]; failure to achieve the expected benefits of our efficiency improvement plans including various cost-cutting measures; risks associated with our growth, including growth outside of the U.S.; failure to adequately address competition, particularly from agency trading desks; failure to make the right investment decisions with regard to new products, technology, and sales strategies; risks associated with maintaining or increasing sales to new and existing customers and maintaining customer satisfaction; and general market, political, economic and business conditions.

Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2015 and in subsequent SEC filings. These forward-looking statements are made as of the date of this press release and the related webcast, and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein or therein to reflect events that occur or circumstances that exist after the date on which the statements were made.

About Rocket Fuel

A leading Programmatic Marketing Platform provider, Rocket Fuel (NASDAQ: FUEL) offers brands, agencies, and platform partners managed services, as well as a SaaS-based Data Management Platform (DMP) and Demand Side Platform (DSP), to optimize performance, awareness, and lift across marketing objectives, channels and devices. By applying artificial intelligence at big data scale, Rocket Fuel's Moment Scoring™ technology performs a real-time calculation of each ad opportunity based on a marketer's goal to determine the likelihood a consumer will engage in a desired action. Moment Scoring technology is designed to go beyond 1:1 marketing by learning to predict what marketing actions to take with a campaign at a precise moment in time, which results in a much more efficient use of marketing dollars. Rocket Fuel serves 96 of the Ad Age 100, three of the top five agency holding company trading desks, and partners with some of the world's leading CRM platforms, marketing platforms, and systems integrators. Headquartered in Redwood City, California, Rocket Fuel has more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol "FUEL." For more information, please visit http://www.rocketfuel.com or call 1-888-717-8873.

Investor Relations:
(650) 481-6082

ir@rocketfuel.com

Rocket Fuel, the Rocket Fuel logo, Moment Scoring, Advertising That Learns and Marketing That Learns are trademarks or registered trademarks of Rocket Fuel Inc. in the United States and other countries.

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2015	2014
Assets
Current Assets:
Cash and cash equivalents	$78,560	$107,056
Accounts receivable, net	124,998	135,400
Prepaid expenses	3,803	3,698
Other current assets	2,081	12,531
Total current assets	209,442	258,685
Property, equipment and software, net	82,781	89,441
Restricted cash	2,141	2,915
Intangible assets, net	50,919	69,299
Goodwill	—	115,412
Deferred tax assets, net	718	2,367
Other assets	1,053	1,146
Total assets	$347,054	$539,265

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$71,292	$76,085
Accrued and other current liabilities	40,734	33,258
Deferred revenue	2,116	593
Current portion of capital leases	8,602	5,482
Current portion of debt	45,720	45,705
Total current liabilities	168,464	161,123
Debt - Less current portion	17,617	23,335
Capital leases - Less current portion	11,855	12,341
Deferred rent - Less current portion	14,042	26,818
Deferred tax liabilities	39	2,068
Other liabilities	1,137	814
Total liabilities	213,154	226,499

Stockholders' Equity:
Common stock	44	42
Additional paid-in capital	453,338	421,630
Accumulated other comprehensive loss	(151)	(120)
Accumulated deficit	(319,331)	(108,786)
Total stockholders' equity	133,900	312,766
Total Liabilities and Stockholders' Equity	$347,054	$539,265

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except loss per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$125,401	$139,504	$461,637	$408,641
Costs and expenses:
Media costs	50,700	62,834	189,089	173,477
Other cost of revenue (1)	19,980	19,819	79,867	48,586
Research and development (1)	10,786	12,919	44,922	39,794
Sales and marketing (1)	39,831	42,461	166,140	146,430
General and administrative (1)	13,691	18,750	58,354	60,545
Impairment of goodwill	—	—	117,521	—
Restructuring	922	—	7,393	—
Total costs and expenses	135,910	156,783	663,286	468,832
Operating loss	(10,509)	(17,279)	(201,649)	(60,191)
Interest expense	1,090	1,007	4,563	3,092
Other (income) expense, net	803	2,824	3,112	5,267
Total other expense, net	1,893	3,831	7,675	8,359
Loss before income taxes	(12,402)	(21,110)	(209,324)	(68,550)
Income tax provision (benefit)	279	(614)	1,221	(4,239)
Net loss	$(12,681)	$(20,496)	$(210,545)	$(64,311)

Basic and diluted net loss per share attributable to common stockholders	$(0.29)	$(0.49)	$(4.95)	$(1.74)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	43,150	41,486	42,551	37,001

(1)	Includes unaudited stock-based compensation expense as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Other cost of revenue	$408	$948	$1,975	$1,758
Research and development	1,937	1,462	7,706	5,039
Sales and marketing	2,260	2,774	9,894	10,372
General and administrative	1,180	1,461	6,399	6,361
	$5,785	$6,645	$25,974	$23,530

Rocket Fuel Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
OPERATING ACTIVITIES:
Net loss	$(12,681)	$(20,496)	$(210,545)	$(64,311)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment of goodwill	—	—	117,521	—
Depreciation and amortization	12,684	11,111	50,762	23,670
Impairment of leasehold improvements	3,929	—	6,633	—
Stock-based compensation	5,785	6,645	25,974	23,838
Deferred taxes	(379)	(1,618)	(379)	(5,418)
Excess tax benefit from stock-based activity	—	(99)	—	(278)
Other non-cash adjustments, net	384	483	1,499	871
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(14,858)	(20,072)	9,275	(25,134)
Prepaid expenses and other assets	(764)	3,245	9,128	(9,153)
Accounts payable	9,616	13,027	(4,015)	26,952
Accrued and other liabilities	1,758	484	269	(1,085)
Deferred rent	(3,868)	3,597	(3,184)	24,068
Deferred revenue	465	(657)	1,523	(334)
Net cash provided by (used in) operating activities	2,071	(4,350)	4,461	(6,314)
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(715)	(7,579)	(11,512)	(47,865)
Business acquisition, net	—	—	(367)	(97,444)
Capitalized internal-use software development costs	(3,195)	(2,141)	(12,402)	(7,600)
Change in restricted cash	53	—	689	(2,203)
Net cash used in investing activities	(3,857)	(9,720)	(23,592)	(155,112)
FINANCING ACTIVITIES:
Proceeds from the issuance of common stock in public offering, net of underwriting discounts and commission and issuance costs	—	—	—	115,403
Proceeds from exercise of common stock options	16	1,050	940	3,725
Excess tax benefit from stock-based activity	—	99	—	278
Proceeds from issuance of common stock from employee stock purchase plan	1,130	2,662	3,579	6,454
Tax withholdings related to net share settlements of restricted stock units	(458)	(326)	(1,432)	(567)
Repayment of capital lease obligations	(1,902)	(776)	(6,239)	(1,335)
Proceeds from debt facilities, net of debt issuance costs	—	9,479	(242)	44,479
Repayment of debt facilities	(1,500)	(2,445)	(6,000)	(13,578)
Net cash (used in) provided by financing activities	(2,714)	9,743	(9,394)	154,859
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND EQUIVALENTS	(23)	(249)	29	(250)
CHANGE IN CASH AND CASH EQUIVALENTS	(4,523)	(4,576)	(28,496)	(6,817)
CASH AND CASH EQUIVALENTS—Beginning of period	83,083	111,632	107,056	113,873
CASH AND CASH EQUIVALENTS—End of period	$78,560	$107,056	$78,560	$107,056

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$417	$840	$1,251	$1,035
Cash paid for interest	1,006	1,242	3,936	2,840
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchases of property and equipment recorded in accounts payable and accruals	$1,048	$2,077	$1,048	$2,077
Property, plant and equipment acquired under capital lease obligations	3,681	10,764	8,797	18,619
Vesting of early exercised options	34	68	167	742
Stock-based compensation capitalized in internal-use software costs	598	460	2,616	1,643
Issuance of common stock in connection with acquisition	—	—	—	82,421

Rocket Fuel Inc.
UNAUDITED NON-GAAP MEASURES
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Non-GAAP net revenue	$74,701	$76,670	$272,548	$235,164
Non-GAAP adjusted EBITDA	$8,899	$2,844	$89	$(966)
Non-GAAP adjusted net income (loss)	$(1,847)	$(7,434)	$(41,079)	$(24,101)
Non-GAAP adjusted net income (loss) per diluted share	$(0.04)	$(0.18)	$(0.97)	$(0.65)
Non-GAAP adjusted operating expenses ("Cash Costs")	$65,802	$73,826	$272,459	$236,130

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP REVENUE TO NON-GAAP NET REVENUE
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$125,401	$139,504	$461,637	$408,641
Less: Media costs	50,700	62,834	189,089	173,477
Non-GAAP net revenue	$74,701	$76,670	$272,548	$235,164

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss	$(12,681)	$(20,496)	$(210,545)	$(64,311)
Adjustments:
Interest expense	1,090	1,007	4,563	3,092
Income tax provision (benefit)	279	(614)	1,221	(4,239)
Depreciation and amortization expense	12,684	11,111	50,762	23,670
Stock-based compensation expense	5,785	6,645	25,974	23,530
Other (income) expense, net	803	2,824	3,112	5,267
Acquisition expense	—	2,240	—	11,476
Restructuring expense	922	—	7,393	—
Payroll tax expense related to stock-based compensation	17	127	88	549
Impairment of goodwill	—	—	117,521	—
Total adjustments	21,580	23,340	210,634	63,345
Non-GAAP adjusted EBITDA	$8,899	$2,844	$89	$(966)

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss	$(12,681)	$(20,496)	$(210,545)	$(64,311)
Stock-based compensation expense	5,785	6,645	25,974	23,530
Amortization of intangible assets	4,127	4,227	18,380	5,402
Acquisition expense	—	2,240	—	11,476
Restructuring expense	922	—	7,393	—
Tax impact of the above items	—	(50)	198	(198)
Impairment of goodwill	—	—	117,521	—
Non-GAAP adjusted net income (loss)	$(1,847)	$(7,434)	$(41,079)	$(24,101)

Basic and diluted net loss per share attributable to common stockholders	$(0.29)	$(0.49)	$(4.95)	$(1.74)

Non-GAAP adjusted net income (loss) per diluted share	$(0.04)	$(0.18)	$(0.97)	$(0.65)

Weighted average shares used in computing non-GAAP adjusted net income (loss) per diluted share	43,150	41,486	42,551	37,001

Rocket Fuel Inc.
UNAUDITED RECONCILIATION FROM GAAP TOTAL COSTS AND EXPENSES TO NON-GAAP ADJUSTED OPERATING EXPENSES ("CASH COSTS")
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Total costs and expenses	$135,910	$156,783	$663,286	$468,832
Less media costs	50,700	62,834	189,089	173,477
Adjustments:
Depreciation and amortization expense	12,684	11,111	50,762	23,670
Stock-based compensation	5,785	6,645	25,974	23,530
Acquisition expense	—	2,240	—	11,476
Restructuring expense	922	—	7,393	—
Payroll tax expense related to stock based compensation	17	127	88	549
Impairment of goodwill	—	—	117,521	—
Total adjustments	19,408	20,123	201,738	59,225
Non-GAAP adjusted operating expenses ("Cash Costs")	$65,802	$73,826	$272,459	$236,130